UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 5, 2020
Date of Report (Date of earliest event reported)

 Progress Software Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-19417	04-2746201
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRGS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 5, 2020, Progress Software Corporation (“Progress”) completed its previously announced acquisition of Chef Software Inc. (“Chef”) pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 4, 2020, by and among Progress, Go Big Transitory Subsidiary Inc., Chef and Shareholder Representative Services LLC. The transactions contemplated by the Merger Agreement are collectively referred to as the “Merger.”

As a result of the Merger (the “Closing”), Progress acquired all of the outstanding equity of Chef from Chef’s equity holders for an aggregate purchase price of approximately $220.0 million, subject to certain customary adjustments as further described in the Merger Agreement (the “Aggregate Consideration”), which was paid in cash. Pursuant to the Merger Agreement, $12 million of the Aggregate Consideration was deposited into escrow to secure certain indemnification and other potential obligations of Chef’s equity holders, as set forth in the Merger Agreement. In connection with the Merger, Progress has agreed to pay certain transaction bonuses at or promptly following the closing of the Merger in an aggregate amount of $2.5 million to certain Chef employees.

On October 1, 2020, Progress drew down $98.5 million under its Second Amended and Restated Credit Agreement, dated as of April 30, 2019, by and among Progress, each of the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”). Progress used these funds to partially fund the Merger. A description of the Credit Agreement, including the terms of payment, is included in the Current Report on Form 8-K filed by Progress on May 1, 2019, which is incorporated herein by reference. The remaining portion of the Aggregate Consideration was funded with cash on hand. As a result of the Merger, Chef became a wholly-owned subsidiary of Progress. Immediately following the consummation of the Merger, Chef merged with and into Progress, with Progress continuing as the surviving corporation.

The foregoing descriptions of the Merger Agreement and the Merger do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Progress on September 9, 2020 and which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 2.01, “Completion of Acquisition or Disposition of Assets,” is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 6, 2020, Progress issued a press release announcing the consummation of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in or incorporated by reference into this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date for which Item 2.01 of this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date for which Item 2.01 of this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated September 4, 2020, by and among Progress Software Corporation, Go Big Transitory Subsidiary Inc., Chef Software Inc. and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 9, 2020).*

99.1	Press Release dated October 6, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 7, 2020	Progress Software Corporation

		By:	/s/ Stephen H. Faberman
Stephen H. Faberman
Chief Legal Officer